CONSULTING AGREEMENT


         Agreement made and entered into as of the 13TH day of February 2004 (effective January 20, 2004) by and among eClickMD, Inc., a Nevada corporation, having offices at 3001 Bee Caves Road., Suite 250, Austin, Texas 78746 (the "Company"), and Gryphon Financial Securities Corp. having offices at 400 Royal Palm Way, Palm Beach, FL 3348080 (the "Consultant").

                              W I T N E S S E T H :
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         WHEREAS, the Company desires to retain the Consultant and the
Consultant desires to be retained by the Company, all pursuant to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

         1. Retention. The Company hereby retains the Consultant on a non-exclusive basis to perform consulting services related to corporate finance, strategic investments, capital raising, mergers and acquisitions and other financial service matters, and the Consultant hereby accepts such retention. In this regard, Consultant shall undertake matters which the chief executive officer of the Company shall request and shall devote such time to such matters as shall be determined by the Consultant in its sole discretion. The Company understands that the Consultant shall perform services of a similar nature for other persons and entities as well as the Company. The parties agree that the Consultant is an independent contractor and not an employee of the Company.

         2. Term. The Consultant's retention hereunder shall be for a term of one (1) year as of the date first above written (the "Term").

         3. Compensation. In consideration for the Consultant performing the services described hereunder, and in addition to any other compensation the Consultant (and/or its affiliates) has or in the future will receive from the Company, including, but not limited to, compensation relating to the Company's private placement of Notes pursuant to which the Consultant is acting as placement agent for the Company, the Company shall sell as of the date hereof to the Consultant (and/or its designees) 2,000,000 shares of its Common Stock, for an aggregate purchase price of $2,000 (the "2,000,000 Shares"). The Company shall simultaneously with the execution of this Agreement deliver stock certificate[s] to the Consultant (and/or its designees) representing the 2,000,000 Shares. Notwithstanding anything to the contrary provided herein or elsewhere, the Company irrevocably and expressly agrees that in no event and under no circumstances shall the Company have any right or be able to cancel, terminate, modify or repurchase or challenge the legality and/or validity of the sale and/or issuance of the 2,000,000 Shares to the Consultant (and/or its designees).

         4.       Liability and Indemnification.

                  (a) Consultant shall not be subject to any direct and/or indirect liability to the Company and/or any affiliate to the Company or any officer, director, agent, attorney, employee, shareholder or creditor of the

Company and/or any of its subsidiaries and/or affiliates of the Company by virtue of any direct and/or indirect act or omission in the course of, connected with or arising out of the rendering or providing of consulting services hereunder and/or receiving the 2,000,000 Shares.

                  (b) The Company hereby agrees to defend, indemnify and hold harmless the Consultant, its officers, directors, partners, employees, attorneys and affiliates from and against any and all costs, expenses, and liabilities (including, but not limited to, reasonable attorneys' fees) which may in any way directly and/or indirectly result from and/or arise out of this Agreement and/or the services rendered by the Consultant pursuant to or in connection with this Agreement and/or the issuance of the 2,000,000 Shares.

                  (c) In the event the Company attempts to challenge the legality or validity of all and/or a portion of this Agreement (which is expressly prohibited), the Company shall be liable for all fees, costs, expenses of the Consultant (and/or its designees), including, but not limited to, all fees and expenses of legal counsel to such persons, as such are incurred.

         5. Notices. Any notices hereunder shall be sent to the Company and the Consultant at their respective addresses above set forth. Any notice shall be given by registered or certified mail, return receipt requested, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Any party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

         6. Governing Law. This Agreement shall be governed by and construed solely in accordance with the internal laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising under this Agreement or the consummation of the transactions contemplated hereby, shall be brought solely and exclusively in a federal or state court located in the City, County and State of New York. By its execution hereof, the Company hereby expressly and irrevocably submits to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agrees that any process in any such action may be served upon it personally, or by certified mail or registered mail upon the Company or such agent, return receipt requested, with the same full force and effect as if personally served upon the Company in New York City. The parties hereto each expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto.

         7. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter of this Agreement and may not be altered or modified, except in writing and signed by the party to be charged thereby and supersedes any and all previous agreements between the parties.

         8. Binding Effect. This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

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         9.       Registration Rights. As additional consideration and as a
condition to the Consultant entering into this Agreement, the Company shall execute the Agent Registration Rights Agreement dated as of the date hereof in the form previously agreed to by the parties hereto (the "Registration Agreement"). The Registration Agreement shall cover, among other securities of the Company being issued to the Consultant as provided therein, the 2,000,000 Shares.

                  [Remainder of Page Intentionally Left Blank]

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                     GRYPHON FINANCIAL SECURITIES CORP.


                                     By:
                                        ------------------------------------
                                        Name:
                                        Title:


                                     eCLICKMD, INC.


                                     By:
                                        ------------------------------------
                                        Name:
                                        Title:

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